UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report August 18, 2026
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

120 Wood Road, Kingston, New York	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
  □

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 18, 2026, Kingstone Companies, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) that the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting of the Company as of December 31, 2026 and for the year then ending, subject to the execution of an engagement letter with Deloitte.  Concurrently, the Company dismissed CBIZ CPAs P.C. (“CBIZ CPAs”) as its independent registered public accounting firm.  The Audit Committee approved the dismissal of CBIZ CPAs.  In selecting Deloitte, the Audit Committee considered, among other factors, Deloitte’s dedicated insurance practice and the depth of its resources.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2025, on April 8, 2025, Marcum LLP (“Marcum”) resigned, and CBIZ CPAs was appointed, as the Company’s independent registered public accounting firm as a result of the acquisition by CBIZ CPAs of Marcum’s attest business.

The audit report of CBIZ CPAs on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

From April 8, 2025 through August 18, 2026, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended) between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”), as filed with the SEC on March 16, 2026, CBIZ CPAs issued an adverse attestation report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025, as stated in its report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, included in the Form 10-K. Such adverse attestation report was based on the Company’s internal control over financial reporting containing a material weakness due to the lack of receiving a Service Organization Control (SOC) 1 Type 2 report for its insurance premium quoting platform system and its general ledger system. The adverse attestation report was discussed by the Audit Committee with CBIZ CPAs. The Company has authorized CBIZ CPAs to respond fully to the inquiries of Deloitte.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided CBIZ CPAs with a copy of the foregoing disclosures as to it and requested that it furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements made by the Company set forth above.  A copy of CBIZ CPAs’ letter, dated August 24, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2024 and 2025 and the subsequent period through August 18, 2026, neither the Company nor anyone acting on its behalf consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits.

Number	Description

16.1	Letter from CBIZ CPAs P.C., dated August 24, 2026, addressed to the SEC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: August 24, 2026	By:	/s/ Meryl Golden
Meryl Golden
President and CEO